                                                                     EXHIBIT 3.1



                         CERTIFICATE OF INCORPORATION
                                      OF
                                   TMS, INC.


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

  The undersigned incorporator, whose name and address is shown below, being a person legally competent to enter into contracts, under the provisions of the Oklahoma General Corporation Act, does hereby adopt the following Certificate of
Incorporation:


                                   ARTICLE I

                                     NAME
                                     ----

  The name of this Corporation is:  TMS, INC.


                                  ARTICLE II

                               REGISTERED AGENT
                               ----------------

  The name and address of the registered agent of the Corporation in the State of Oklahoma is Winfrey D. Houston, 110 West Third Street, P.O. Box 1358, Stillwater, Oklahoma 74076.


                                  ARTICLE III

                                   DURATION
                                   --------

  The duration of the Corporation is perpetual.


                                  ARTICLE IV

                                   PURPOSES
                                   --------

  The objectives and purposes for which the Corporation is organized is for any lawful act or activity for which a corporation may be organized under the general corporation law of the State of Oklahoma, now or hereafter in effect, and to do any of such things as fully and to the same extent as natural persons might or could do, including but not limited to the development, production and marketing of computer software.



                                   ARTICLE V

                                 INCORPORATOR
                                 ------------

  The name and address of the Incorporator is Herbert F. Hewett, One North Hudson, Sixth Floor, Oklahoma City, Oklahoma 73102.


                                  ARTICLE VI

                              AUTHORIZED CAPITAL
                              ------------------

  The maximum number of shares of stock to be issued by the Corporation shall be 20,000,000 and such stock shall be Common Stock, $.05 par value.


                                  ARTICLE VII

                              ATTRIBUTES OF STOCK
                              -------------------

  Each share of Common Stock shall be equal to each other share of Common Stock and, when issued, shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts. The holders of Common Stock of the Corporation shall each be entitled to share in any dividends of the Corporation ratably, if, as, and when declared by the Board of Directors.

  Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.


                                 ARTICLE VIII

                              BOARD OF DIRECTORS
                              ------------------

  The number of directors of this Corporation shall be as specified in the Bylaws, and such number may from time to time be increased or decreased under the Bylaws or any amendment, or change thereof, upon resolution of the Board of Directors. The number of directors to be elected at the first meeting of the shareholders is a minimum of one (1). Directors and officers need not be shareholders. In case of vacancies in the Board of Directors, including vacancies occurring by reason of an increase in the number of Directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the shareholders.


                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

  Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding; provided, however, that the Corporation shall not indemnify any such person in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct, or to have not acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article IX. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights which may be provided now or in the future under any provisions currently in effect or hereafter adopted by the Bylaws, by any agreement, by vote of shareholders, by resolution of disinterested directors, by provision of law, or otherwise.


                                   ARTICLE X

                            EXCULPATORY PROVISIONS
                            ----------------------

  No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 1053 of the Oklahoma General Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article X is in effect shall be deemed to be doing so in reliance on the provisions of this Article X, and neither the amendment or repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article X are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

  If the Oklahoma General Corporation Act is amended to further limit or eliminate liability of this Corporation's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Oklahoma General Corporation Act as so amended. If the Oklahoma General Corporation Act is amended to increase or expand liability of the Corporation's directors for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.

                                  ARTICLE XI

                    MERGERS, SALES OF ASSETS AND AMENDMENTS
                      TO THE CERTIFICATE OF INCORPORATION
                      -----------------------------------

  The Corporation shall not, without the approval of the holders of two-thirds (2/3) of the outstanding shares of each class of voting stock of the Corporation
(i) enter into any contract, agreement or plan of merger of the Corporation;
(ii) enter into any contract, agreement or plan to sell all or substantially all of the assets of the Corporation; or (iii) amend this Article XI of this Certificate of Incorporation.


                                  ARTICLE XII

                         COMPROMISE OR ARRANGEMENT BY
                  CORPORATION WITH CREDITORS OR SHAREHOLDERS
                  ------------------------------------------

  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

  Signed at Oklahoma City, Oklahoma, this 20th day of April, 1990.



                                   _____________________________________________
                                   Herbert F. Hewett
                                   One North Hudson, Suite 600
                                   Oklahoma City, Oklahoma 73102

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                   TMS, INC.


STATE OF OKLAHOMA    )
                     )  SS:
COUNTY OF OKLAHOMA   )

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     TMS, INC., a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: that at a meeting of the Board of Directors of the Corporation held and convened, a resolution was duly adopted setting forth two proposed amendments to the Certificate of Incorporation, and declaring said amendments advisable and setting a date for a meeting of shareholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by revising Article VI to read in its entirety as follows:


                                  ARTICLE VI

                              AUTHORIZED CAPITAL
                              ------------------

          The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 51,000,000 shares, divided into classes designated as follows: (1) 50,000,000 shares of common stock, par value $.05 per share (the "Common Stock"); and (2) 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     BE IT FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by revising Article VII to read in its entirety as follows:

                                  ARTICLE VII

                              ATTRIBUTES OF STOCK
                              -------------------

          The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each class of stock of the Corporation shall be as follows:

          Common Stock:  Each share of Common Stock shall be equal to each other
          ------------
     share of Common Stock and, when issued, shall be fully paid and non-assessable, and the personal property of shareholders shall not be liable for corporate debts. Subject to any preferential rights of the holders of Preferred Stock, the holders of Common Stock of the Corporation shall each be entitled to share in any dividends of the Corporation ratably, if, as and when declared by the Board of Directors.

          Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

          Preferred Stock:  Shares of Preferred Stock may be issued from time to
          ---------------
     time in one or more series as determined by the Board of Directors. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars fixed by the Board of Directors for each series as provided herein. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

          The Board of Directors is hereby authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and determine, and is hereby expressly authorized and empowered to fix and determine, by resolution or resolutions, the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, and in connection therewith, the Board of Directors is expressly authorized and empowered to fix and determine any or all of the following provisions of the shares of such series:

               (i) the designation of such series and the number of shares which shall constitute such series;

               (ii) the annual dividend rate payable on shares of such series, expressed in a dollar amount per share, and the date or dates from which such dividends shall commence to accrue and shall be cumulative;

               (iii) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

               (iv) the amounts payable upon such series, in the event of the voluntary or involuntary liquidation, distribution of assets

          (other than payment of dividends), dissolution, or winding up of the affairs of the Corporation;

               (v) the sinking funds or mandatory redemption provisions, if any, for the redemption or purchase of shares of such series;

               (vi) the extent of the voting powers, if any, of the shares of such series;

               (vii) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation or any class or classes thereof; and

               (viii) any other preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such preferences or rights, of shares of such series.

        SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a meeting of shareholders was duly called and held upon due notice to the shareholders of the Corporation of the aforementioned proposed amendments, at which meeting the necessary number of shares of Common Stock as required by statute and the Certificate of Incorporation was voted in favor of the amendments.

        THIRD:  That said amendments were duly adopted in accordance with
Section 1077 of the Oklahoma General Corporation Act.

        IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by its Chairman and Chief Executive Officer, and attested to by its Secretary this __________ day of __________________, 1995.


                                    TMS, INC.


                                    By:
                                       -----------------------------------------
ATTEST:                                  J. Richard Phillips, Chairman
                                         and Chief Executive Officer


------------------------------------
Marshall C. Wicker, Secretary


                                      -3-